UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 27, 2014

CATALYST PHARMACEUTICAL PARTNERS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-33057	76-0837053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

355 Alhambra Circle Suite 1500 Coral Gables, Florida	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 529-2522

Not Applicable

Former Name or Former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2014, the Company’s Board of Directors approved the adoption of the “Catalyst Pharmaceutical Partners, Inc. 2014 Stock Incentive Plan” (the “2014 Plan”). The 2014 Plan will not become effective until the 2014 Plan is approved by the Company’s stockholders, and the Company expects to submit the 2014 Plan to its stockholders for approval at the Company’s 2014 Annual Meeting of Stockholders.

A copy of the 2014 Plan as adopted by the Board of Directors is attached hereto as Exhibit 10.1.

Item 7.01	Regulation FD Disclosure

On February 27, 2014, the Board of Directors adopted the Second Amended and Restated Charter of the Audit Committee of the Company, the Amended and Restated Charter of the Compensation Committee of the Company, and the Second Amended and Restated Charter of the Nominating and Corporate Governance Committee of the Company. The amended and restated committee charters have been posted to the Company’s investor relations website and are available at http://ir.catalystpharma.com/governance.cfm.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Catalyst Pharmaceutical Partners, Inc. 2014 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Catalyst Pharmaceutical Partners, Inc.

By:	/s/ Alicia Grande
Alicia Grande
Vice President, Treasurer and CFO

Dated: March 4, 2014

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